Exhibit 99.3

Michael Schiltz

Acting President, Hydrogen Engine Center, Inc.
Director since November 2008

Mr. Schiltz joined the Company in October of 2005. Prior to joining HEC, he was a senior partner with The Merrill Company/Arnold Motor Supply. The Arnold Group of Companies currently has seven divisions covering five states and serves over 80 company-owned and independently-owned auto parts stores. Mr. Schiltz held the position of division manager for engine components in 2004 and 2005. In 2002, he formed the cylinder head division and served as its division manager where he developed a remanufactured aluminum cylinder head exchange program. Mr. Schiltz began his experience at The Merrill Company / Arnold Motor Supply as a machinist in 1983 where he became a self-trained certified master machinist within two years. He developed aluminum welding processes that continue to be used in the industry. In addition to his experience with the Arnold Group of Companies, Mr. Schiltz co-founded Innovative Lighting, Inc. in 1993. Innovative Lighting, Inc. is a leading edge LED lighting company which specializes in the development and distribution of dependable energy efficient lighting products.